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                                                                          10.14

                         GROUNDWATER TECHNOLOGY, INC.

                              PROFIT SHARING PLAN

  1. PURPOSE AND STATUS

  1.1 Name This plan shall be known as the Groundwater Technology, Inc. Profit Sharing Plan (the "Plan").

  1.2 Purpose of Plan. The purpose of this Plan is to provide financial incentives for each eligible employee to help the Company achieve its profit goals.

  1.3 Plan Status. This is a non-qualified plan and payments are made based on the Company's profitability.

  2. DEFINITIONS

  For the purposes of this Plan, the following terms shall have the meanings set forth below:

  2.1 Administrator means the Company, or such other person or committee as may be appointed from time to time by the Company to administer the Plan.

  2.2 Company means Groundwater Technology, Inc., a corporation organized under the laws of the State of Delaware, and wholly-owned subsidiaries of the Company.

  2.3 Regular Full-time Employees means all employees regularly scheduled to work a minimum of 40 hours per week.

  2.4 Part-time Employees means all employees regularly scheduled to work one or more hours per week.

  2.5 Temporary Employees means all employees who are not regularly scheduled to work a minimum number of hours per week or who have an assignment of less than six months.

  2.6 Fiscal Half-year means the two fiscal six month periods, one covering the first and second fiscal quarters and one covering the third and fourth fiscal quarters.

  2.7 Leave of Absence means any Company approved separation which is of a temporary nature, with the employee expected to return.

  2.8 Pre-tax Operating Profit means Company profit before taxes and income from investments.

  2.9 Annual Salary means the annual salary of exempt employees and the annualized equivalent of non-exempt employees. Salaries of part-time employees will be annualized based on the employees's regular work schedule.

  2.10 Annual Salary Pool means the aggregate of the Annual Salaries of all Regular Full-time Employees and Part-time Employees.

  2.11 Profit Sharing Pool means, for each Fiscal Half-year, 10% of the Company's Pre-tax Operating Profit for that Fiscal Half-year.

  2.12 Profit Sharing Multiplier means the product of the equation: Profit Sharing Pool divided by the Annual Salary Pool.

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  3. ELIGIBILITY

  3.1 All Regular Full-time and Part-time Employees who are employed for the full Fiscal Half-year during which profits are earned by the Company and who are employed on the day checks are processed for that period as set forth in
Section 4.2 hereof are eligible to participate in the Plan.

  3.2 Any employee on a Leave of Absence (paid or unpaid) for less than a three month period will be eligible relating to payment for that Fiscal Half-year. Any employee on a Leave of Absence (paid or unpaid) for more than a three month period will not be eligible for payment that Fiscal Half-year.

  4. PAYMENTS

  4.1 Payments to eligible participants shall be calculated by multiplying the Profit Sharing Multiplier by the eligible participant's Annual Salary.

  4.2 Checks to eligible participants shall be issued twice each year, in December and July, for the preceding Fiscal Half-year, providing there are profits to distribute.

  5. ADMINISTRATION

  5.1 Plan Administrator. The Plan shall be administered by the Administrator. The Administrator, acting in its sole discretion, shall have all powers necessary of appropriate to carry out the purpose and provisions of the Plan. Without limiting the language, and in addition to all other powers provided by this Plan and applicable law the Administrator shall have the authority to:
(a) make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan; (b) interpret the Plan; and (c) decide all questions concerning the Plan and the eligibility of any person to participate in the Plan.

  5.2 Indemnification of Administration. The Company agrees to indemnify and to defend to the fullest extent permitted by law the Administrator and any member of a committee designated by the Administrator (including an employee or former employee of the Company) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claim approved by the Administrator) occasioned by any act or omission to act in connection with the Plan, if such act or omission is made in good faith.

  6. MISCELLANEOUS PROVISIONS

  6.1 Amendment and Terminations. The Plan may at any time be amended or terminated by the Company (any such amendment shall take effect as provided therein).

  6.2 Limitation of Rights. Neither the establishment or maintenance of this Plan, nor any amendment hereof, nor the payment of any funds, shall be construed as giving to any participant or other person legal or equitable rights against the Company or Administrator, except as expressly provided herein, and in no event shall the terms of employment or services of any participant be modified or in any way be affected thereby. The rights of any person to receive any payment under the Plan shall not be alienable by assignment or any other method.

  6.3 Governing Law. The validity and construction of this Plan shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

  6.4 Effective Date. This written Plan is effective as of June 27, 1995, the date of adoption by the Company's Board of Directors.

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